Exhibit 4.36

English Translation

BF-2005-0116                         Contract No.:

ORIGINAL

Beijing Municipal Presale Contract for Commercial Housing

Seller: Beijing Jiaming Real Estate Development Co., Ltd.

Buyer: Beijing Perfect World Software Co., Ltd.

House location:             , No. 86 Beiyuan Road, Chaoyang District

Beijing Construction Commission

Beijing Administration for Industry and Commerce

Amended in December 2007

Explanation

1. This contract version is a model version. It is jointly prepared by Beijing Construction Commission and Beijing Administration for Industry and Commerce.

2. Before this contract is concluded, the Seller shall present to the Buyer the presale license for commercial housing as well as other related certificates and documentary evidences.

3. Both parties hereto shall enter into this contract by following the principles of voluntariness, fairness, honesty and credibility. Neither party shall bend the other party to its will. Both parties may make amendments, supplements or deletions to the content of the provisions of this version. After this contract comes into effect, both parties are deemed to consent to the unmodified printed words.

4. Before the presale contract for commercial housing is concluded, the Buyer shall carefully read its terms and shall especially carefully review the optional content, supplements, filled-in content and modifications.

5. In order to embody the principle of voluntariness, blank lines are provided at the end of relevant terms of this contract version so that both parties may agree upon their own provisions or supplementary provisions. The Seller and the Buyer may enter into a fair and reasonable supplementary agreement with respect to the content not covered or not specified in detail in this contract on the basis of the specific situation of the sold project, or may fill supplementary provisions in the blank lines at the end of relevant terms.

6. The optional content in [    ], filled-in content in blanks and other content necessary to be deleted or added in this contract version shall be determined by both parties through consultation. The optional content in [    ] shall be selected with “Ö ”; if the actual situation does not occur or the situation is not specified by both parties, blanks shall be marked with “×” so as to indicate deletion.

7. In the event that any dispute arises between both parties during the performance of this contract, a lawsuit may be instituted with the people’s court at the location of the real estate or such dispute may be submitted to an arbitration commission for arbitration. In the event of arbitration, such dispute may be submitted to the Beijing Arbitration Commission, the China International Economic and Trade Arbitration Commission or an arbitration commission outside Beijing.

8. Both parties may determine the number of originals of this contract depending on the actual situation and, when this contract is concluded, make careful checks to ensure that all the originals have the same content. Under any circumstance, the Buyer shall hold at least one original of this contract.

Beijing Presale Contract for Commercial Housing

Seller: Beijing Jiaming Real Estate Development Co., Ltd.

Address: No. 15 Pinggu North Street, Xinggu Industry Development Zone, Pinggu District, Beijing

Postal code:     ×

Registration No. of business license: 1100001822034

No. of enterprise qualification certificate: J.K.Q (2003) No.361

Legal representative: Wang Tingyue             Tel.:     ×

Entrusted agent:     ×                Tel.:    ×

Entrusted sales agency: Beijing Jiaming Real Estate Development Co., Ltd.

Address: No. 15, Pinggu North Street, Xinggu Industry Development Zone, Pinggu District, Beijing

Postal code:    ×

Registration No. of business license: 1100001822034

No. of qualification certificate of sales agency:     ×

Name of salesperson: Jia Baolong

No. of qualification certificate of salesperson for commercial housing: J.J.X. No.01125

Buyer: Beijing Perfect World Software Co., Ltd.

Legal representative: Chi Yufeng             Nationality:     ×

No. of business license: 110000410295807

Date of birth:     ×        Gender:     ×

Address: 8F, No. 3 Building, No. 1 Shangdi East Road, Haidian District, Beijing

Postal code: 100085            Tel.: 58858207

    ×     :     ×     Nationality:     ×

    ×     :     ×

Date of birth:    ×        Gender:     ×

Address:     ×

Postal code:     ×         Tel.:     ×

In accordance with the Contract Law of the People’s Republic of China, Law of the People’s Republic of China on Administration of Urban Real Estate, Beijing Regulations on Administration of Transfer of Urban Real Estate and other relevant laws and regulations, the Seller and the Buyer, on the basis of equality, voluntariness and fairness and through negotiations, hereby agree below with respect to the purchase and sale of commercial house.

Article 1 Basis for Project Construction

The Seller has obtained the state-owned land use right of the land plot located at No. 86 Beiyuan Road, Chaoyang District by means of grant. The number of state-owned land use certificate for this land plot is J.C.G.Y. (2005 Chu) No.0667, and the area of land use right is 40275.73m2. The purpose of the land on which the commercial house purchased by the Buyer (hereinafter referred to as the “Commercial House”) is located is             , and the term of land use is from January 16, 2004 to January 15,             .

The temporary name of the commercial houses constructed by the Seller on the aforesaid land plot with approval is             . The number of the construction project planning license is 2006 G. (Chao) J. Z.

No.0114; the number of the building project construction license is 2006 (Jian) No.067. The commencement date specified in the working contract for construction project is April 15, 2006, and the completion date specified in the working contract for the construction project is September 20, 2007.

Article 2 Basis for Selling

The Commercial House has been approved by Beijing Construction Commission for presale. The number of the presale license is J.F.S.Z.Z. (2008) No.70.

Article 3 Basic Information

The Commercial House is located at             , No. 86 Beiyuan Road, Chaoyang District.

The principal building structure of the building that the Commercial House belongs to has a reinforced concrete structure; the building has             stories, including             stories above the ground and             stories below the ground.

The Commercial House is             of the project specified in Article 1. This house number is temporary and final house number shall be given upon examination by the public security administration authority.

The purpose of the Commercial House is             use; story height is             meters. For the [clear height of pitched roof], the smallest figure is     ×     m; the biggest figure is    ×     m. The Commercial House faces is             and has 0 balconies (including 0 closed balconies and 0 non-closed balconies).

The real estate mapping institution entrusted by the Seller to preliminarily measure the area of the Commercial House is Beijing Xinxing Hua An Real Estate Engineering Mapping Firm. The preliminarily measured construction area is             m2, of which the internal construction area is             m2 and allocated construction area of common part and house is             m2. The composition description of the allocated construction area of common part and house is given in Appendix 2.

The progress situation of the construction project of the building that the Commercial House belongs to at the conclusion of this Contract is completed the house.

In this Article, story height means the vertical distance between two neighboring floors or between floor and ground, and clear height means the vertical distance from floor or ground to bottom of upper floor slab or ceiling.

Article 4 Mortgage Situation

The mortgage situation related to the Commercial House is: .

1. The allocated land use right and works in construction for the Commercial House are not encumbered with mortgage;

2. The allocated land use right for the Commercial House is already encumbered with mortgage. The mortgagee is    ×    , the mortgage registration department is     ×    , and the date of mortgage registration is     ×    .

3. The works in construction for the Commercial House is already encumbered with mortgage. The mortgagee is             , the mortgage registration department is             , and the date of mortgage registration is             .

The mortgagee agrees that the presale certificate of the Commercial House and the provisions with respect to the mortgage are given in Appendix 3.

Article 5 Pricing and Price

If the Commercial House is a residential house, the Seller and the Buyer agree to calculate the price of the Commercial House according to the method of     x     below. If the Commercial House is an economically affordable house, the Seller and the Buyer agree to calculate the price of the Commercial House according to the methods of 1 and 2 below respectively.

If the Commercial House is a non-residential house, the Seller and the Buyer agree to calculate the price of the Commercial House according to the method of              below.

1. The price is based on the internal construction area. The unit price of the Commercial House is     ×     (currency)      ×     /m2. The total price is     ×     (currency)     ×     (in words).

2. The price is based on the construction area. The unit price of the Commercial House is RMB (currency)             /m2. The total price is RMB             .

3. The price is based on apartment (unit). The total price of the Commercial House is RMB            .

4. The price is based on     ×    . The total price of the Commercial House is     ×     (currency)      ×    .

Please refer to Appendix 4 for the specific provisions .

“Construction area” mentioned herein refers to the horizontal projection area of the periphery of the floors above the quadras of external walls (columns) of the house, which is a permanent building with a top cover, a firm structure and a story height of above 2.20m (including 2.20m), including balcony, overhanging corridor, basement, outdoor stairs, etc.

“Internal construction area” mentioned herein refers to the aggregate useable area, wall body’s area and balcony’s construction area inside the commercial house apartment (unit).

Article 6 Method and Term of Payment

The Buyer makes payment by the means of 2 below.

1. Payment by a lump sum.

2. Payment by installments.

3. Payment by loan:     ×    . The Buyer may pay     ×     % of the total house price as the down payment and the remaining portion may be paid with the loans from the banks of     ×     and     ×    .

4. Payment by other means.

Please refer to Appendix 5 for the provisions about specific method and term of payment .

Article 7 The Seller guarantees that the Commercial House is free of any property right dispute. If the property right registration for the Commercial House cannot be obtained or a claim or debt dispute arises due to the Seller’s fault, the Seller shall bear the corresponding responsibility.

N/A

Article 8 Change of Planning

The Seller shall construct the commercial houses in accordance with the conditions as specified in the construction project planning license issued by the planning administration authority and shall not make changes without permission.

If the Seller needs to change the conditions as specified in the construction project planning license, such change shall be subject to the written consent of the affected Buyer and the approval of the planning administration authority. If change to the plan causes losses to the interests of the Buyer, the Seller shall be liable for corresponding compensation.

Article 9 Design Change

(I) If the following design changes of the construction drawings and design documents of the building project affect the quality or use functions of the Commercial House purchased by the Buyer, the Seller shall give a written notice to the Buyer within 10 days after the design examination unit entrusted by the planning administration authority approves such changes:

1. The structure form, type, space dimensions and direction of the Commercial House;

2. Means of heating;

3. N/A ;

4. N/A;

5. N/A.

If the Seller fails to notify the Buyer within the specified term, the Buyer is entitled to surrender the house.

(II) The Buyer shall reply in writing whether or not to surrender the house within 15 days from the service of the notice. Otherwise, the Buyer is deemed as accepting such changes.

(III) If the Buyer surrenders the house, the Seller shall refund the house price already paid by the Buyer within 60 days from the service of the notice of surrender, and pay the interest accrued thereupon at the one-year interest rate for time deposits published by the People’s Bank of China. If the Buyer does not surrender the house, the Buyer shall enter into a separate supplementary agreement with the Seller.

N/A

Article 10 Liability for Overdue Payment

Where the Buyer fails to make payment at the agreed time, the handling method of 1 below shall apply.

1. Liability is subject to the period of delay (the liabilities in Items (1) and (2) are not cumulative).

(1) If the delay is within 60 days, the Buyer shall pay to the Seller a penalty at a daily rate of 0.02% of the overdue payment from the next day following the expiry of agreed payment term to the date of actual payment, and such penalty shall be paid to the Seller within 30 days after the date of actual payment. Then, this Contract continues to be performed.

(2) If the delay exceeds 60 days (this term shall be the same as that of Item (1) above), the Seller is entitled to terminate this Contract. In case of such termination by the Seller, the Buyer shall pay to the Seller a penalty of 2% of the cumulative overdue payment within 30 days from the service of the notice of termination, and the Seller shall refund all the payments already made by the Buyer. If the Buyer is willing to continue to perform this Contract, this Contract may continue to be performed with the consent of the Seller. The Buyer shall pay to the Seller a penalty at a daily rate of 0.02% (this rate shall not be less than the rate in Item (1) above) of the overdue payment from the next day following the expiry of agreed payment term to the date of actual payment, and such penalty shall be paid to the Seller within 30 days after the date of actual payment.

“Overdue payment” mentioned in this Article refers to the difference between the due payment as set forth in Article 6 and the actual payment of relevant period, or, in case of payment by installments, the difference between the specific due installment and the actual payment of relevant period.

2. N/A.

Article 11 Delivery Conditions

(I) The Seller shall hand over the Commercial House to the Buyer before April 30, 2008.

(II) At delivery, the Commercial House shall comply with the conditions as listed in 1, 2, 6, N/A, N/A below. If the Commercial House is residential, the Seller shall also provide the “House Quality Warranty” and “House Use Instructions”.

1. The Commercial House has obtained the planning acceptance approval document and the completion acceptance filing form of building project.

2. A qualified real estate mapping institution has issued the technical report on the actual measured area of the Commercial House.

3. The Seller has obtained the housing ownership certificate of the building that the Commercial House belongs to.

4. Comply with the conditions to be fulfilled for municipal infrastructures as undertaken by the Seller in Article 12.

5. If the Commercial House is residential, the Seller shall provide the “Household Acceptance Form of House Engineering Quality”.

6. The Commercial House is not encumbered with any mortgage or guaranty, and is free of any third-party’s interest.

N/A

Article 12 Undertakings about Municipal Infrastructures and Other Facilities

Article 13 Liability for Overdue Delivery

Where the Seller fails to hand over the Commercial House to the Buyer according to the term and conditions as specified in Article 11 (except an event of force majeure), the handling method of 1 below shall apply.

1. Liability is subject to the period of delay (the liabilities in Items (1) and (2) are not cumulative).

(1) If the delay is within 60 days (this term shall not be less than that in Item (1) of Article 10), the Seller shall pay to the Buyer a penalty at a daily rate of 0.02% (this rate shall not be less than that in Item (1) of Article 10) of the already paid house price from the next day following the expiry of the delivery term as specified in Article 11 to the date of actual delivery, and such penalty shall be paid to the Buyer within 30 days after the Commercial House is actually handed over. Then, this Contract continues to be performed.

(2) If the delay exceeds 60 days (this term shall be the same as that of Item (1) above), the Buyer is entitled to surrender the house. In the event that the Buyer surrenders the house, the Seller shall refund all the payments already made by the Buyer within 30 days from the service of the notice of surrender and pay to the Buyer a penalty of 2% of all the payments already made by the Buyer. If the Buyer demands to continue to perform this Contract, this Contract may continue to be performed. The Seller shall pay to the Buyer a penalty at a daily rate of 0.02% (this rate shall not be less than the rate in Item (1) above) of all the payments already made by the Buyer from the next day following the expiry of the delivery term as specified in Article 11 to the date of actual delivery, and such penalty shall be paid to the Buyer within 30 days after the Commercial House is actually handed over.

(3) Where the Buyer chooses to surrender the house, in addition to the penalty, the Seller shall be liable for the reasonable design fee incurred by the Buyer in taking over the house, but excluding further losses incurred for the failure of the Buyer to notify the Seller of such surrender.

Article 14 Handling of Area Difference

When the Commercial House is handed over, the Seller shall present to the Buyer the technical report on the actual measured area of the Commercial House issued by the qualified real estate mapping institution entrusted by it and provide to the Buyer the actual measured area data of the Commercial House (hereinafter referred to as “Actually Measured Area”). In the event of any error between the Actually Measured Area and the preliminarily measured area in Article 3, both parties agree that Item 3 below applies:

1. According to the provision “price is based on the internal construction area” in Article 5, both parties agree as follows:

(1) If the absolute value of the error ratio of the internal construction area is within 3% (including 3%), house price is settled according to the actual area;

(2) If the absolute value of the error ratio of the internal construction area exceeds 3%, the Buyer is entitled to surrender the house.

If the Buyer surrenders the house, the Seller shall refund the house price already paid by the Buyer within 30 days from the service of the notice of surrender and pay the interest accrued thereupon at the one-year interest rate for time deposits published by the People’s Bank of China.

If the Buyer does not surrender the house and the actually measured internal construction area is bigger than the preliminarily measured internal construction area: the house price for the portion of error ratio within 3% (including 3%) shall be paid by the Buyer; the house price for the portion of error ratio in excess of 3% shall be borne by the Seller and the property right shall be owned by the Buyer. If the actually measured internal construction area is smaller than the preliminarily measured internal construction area, the house price for the portion of error ratio within 3% (including 3%) shall be refunded by the Seller to the Buyer; the house price for the portion of error ratio in excess of 3% shall be refunded by the Seller to the Buyer on a double basis.

Error ratio of internal construction area	=	Actually measured internal construction area – preliminarily measured internal construction area	X 100%
Preliminarily measured internal construction area

2. According to the provision “price is based on the construction area” in Article 5, both parties agree as follows:

(1) If the absolute values of the error ratios of the construction area and the internal construction area are both within 3% (including 3%), the house price is settled according to the actually measured construction area;

(2) If the absolute value of the error ratio of the construction area or the internal construction area exceeds 3%, the Buyer is entitled to surrender the house.

If the Buyer surrenders the house, the Seller shall refund the house price already paid by the Buyer within 30 days from the service of the notice of surrender and pay the interest accrued thereupon at the one-year interest rate for time deposits published by the People’s Bank of China.

If the Buyer does not surrender the house and the actually measured construction area is bigger than the preliminarily measured construction area: the house price for the portion of error ratio within 3% (including 3%) shall be paid by the Buyer; the house price for the portion of error ratio in excess of 3% shall be borne by the Seller and the property right shall be owned by the Buyer. If the actually measured construction area is smaller than the construction area as specified in the contract, the house price for the portion of error ratio within 3% (including 3%) shall be refunded by the Seller to the Buyer; the house price for the portion of error ratio in excess of 3% shall be refunded by the Seller to the Buyer on a double basis.

Error ratio of construction area	=	Actually measured construction area – preliminarily measured construction area	X 100%
Preliminarily measured construction area

3. Other provisions agreed upon by both parties.

Refer to the supplementary agreement signed by both parties.

Article 15 Delivery Procedures

(I) At delivery, the Commercial House has passed the acceptance inspections by construction entity as well as surveying, design, project undertaking and project supervision entities. If the Commercial House is residential, the Seller undertakes that the Buyer is entitled to inspect the Commercial House purchased by it prior to delivery procedures and the Seller will not take the payment of relevant taxes and fees or signing of property management document as the precondition for inspection by the Buyer of the Commercial House.

(II) If it is found in inspection that the Commercial House has quality or other problems, both parties agree that Item (2) below applies:

(1) The Seller shall hand over the repaired Commercial House within      days. The liability for overdue delivery arising from which shall be borne by the Seller and the provisions of Article 13 shall apply.

(2) The Seller shall, at its own expense, make repairs in accordance with the engineering quality specifications and standards of the state and Beijing Municipality within 60 days after the delivery date of the Commercial House. In the event that losses are thus incurred to the Buyer, the Seller shall be liable for compensation.

(3) N/A .

(III) After the Commercial House fulfils the delivery conditions as set out in Article 11, the Seller shall, 7 days prior to delivery day, notify the Buyer in writing of the time and place for delivery procedures as well as the certificates that needs to be presented. When both parties handle the acceptance of delivery, the Seller shall present the certificates as stipulated in Article 11 and fulfill other conditions as stipulated in Article 11. Where the Seller does not present the certificates or the presented certificates are incomplete, or the Seller does not fulfill other conditions set forth in Article 11, the Buyer has the right to refuse to take over the house. The liability for overdue delivery arising from which shall be borne by the Seller, and the provisions of Article 13 shall apply.

(IV) After the acceptance of delivery, both parties shall sign the delivery form of commercial house. If the delivery procedures are not handled on time due to the fault of the Buyer, both parties agree as follows:

It is deemed that the Seller has handed over the house on time and the Commercial House has passed the acceptance inspection. The Buyer shall make payment through the method of payment as set forth in Article 6 hereof. Property management fee and related expenses (whose standards are to be specified) shall be calculated from the delivery date as specified in this Contract. The force majeure risk in connection with the delivery of the house shall be passed on to the Buyer from the delivery date as specified in this Contract.

(V) Both parties agree to pay taxes and fees by the means of 2 below.

1. The Seller shall not take the payment of taxes and fees by the Buyer as the condition for the handover of the Commercial House.

N/A

2. The Buyer agrees to entrust the Seller to pay the taxes and fees in Items (1), (2) , (5),     ×,     ×     and    × below on its behalf and further agrees to hand over the aforesaid taxes and fees to the Seller while it takes over the Commercial House.

(1) Special maintenance fund;

(2) Deed tax;

(3) Property service fee as specified in Article 22;

(4) Heating fee;

(5) Mapping fee, cost of certificate and other expenses payable when the house ownership certificate is handled;

(6) N/A.

3. The Buyer will itself pay the taxes and fees in Items             ,             ,             ,             ,             and             below to relevant departments and present to the Seller the payment vouchers while it takes over the Commercial House.

(1) Special maintenance fund;

(2) Deed tax;

(3) Property service fee as specified in Article 22;

(4) Heating fee;

(5) N/A;

(6) N/A.

Article 16 Quality, Decoration and Equipment Standards of the Commercial House

(I) The Seller undertakes that qualified building materials, components and accessories are used for the Commercial House and that the quality of the Commercial House conforms to the requirements of the engineering quality specifications, standards, construction drawings and design documents issued by the state and Beijing Municipality.

(II) The Seller and the Buyer agree as follows:

1. Where the foundation and principal structure of the Commercial House do not pass the quality inspections, the Buyer is entitled to surrender the house. If the Buyer surrenders the house, the Seller shall refund all the payments already made by the Buyer within 60 days from the service of the notice of surrender and pay the interest accrued thereupon at the one-year interest rate for time deposits published by the People’s Bank of China. If losses are thus caused to the Buyer, the Seller shall be liable for compensation. The inspection expenses thus incurred shall be borne by the Seller.

If the Buyer demands to continue to perform this Contract, it shall enter into a separate supplementary agreement with the Seller.

N/A

2. Where the indoor air quality of the Commercial House does not comply with the national standard after inspection, the Buyer is entitled to surrender the house within 60 days (not less than 60 days) after the delivery date of the Commercial House. If the Buyer surrenders the house, the Seller shall refund all the payments already made by the Buyer within 30 days from the service of the notice of surrender and pay the interest accrued thereupon at the one-year interest rate for time deposits published by the People’s Bank of China. If losses are thus caused to the Buyer, the Seller shall be liable for compensation. The inspection expenses thus incurred shall be borne by the Seller.

If the Buyer does not surrender the house or the Commercial House is already used for more than 60 days after the delivery, the Buyer shall enter into a separate supplementary agreement with the Seller.

N/A

3. The decoration and equipment handed over by the Seller for the Commercial House shall comply with the standards as agreed upon by both parties. Otherwise, the Buyer is entitled to request the Seller to comply with Item (1) below.

(1) The Seller compensates the price difference for decoration and equipment on a double basis.

(2) N/A ;

(3) N/A .

Please refer to Appendix 6 for the provisions about decoration and equipment standards .

(III) If any dispute arises between the Seller and the Buyer with respect to engineering quality, either party may entrust a qualified construction engineering quality inspection institution to make inspection. Each party shall provide assistance for the other party with respect to such inspection.

N/A

Article 17 Residential Warranty Responsibility

(I) If the Commercial House is residential, the Seller shall undertake the corresponding warranty responsibilities in accordance with the House Quality Warranty as from the handover date of the Commercial House. The warranty scope and warranty term specified in the House Quality Warranty shall comply with the relevant laws, regulations, standards and specifications of the state and Beijing Municipality.

If the Commercial House is not residential, both parties shall enter into a supplementary agreement which defines the warranty scope, term and responsibilities in details.

(II) Where the Commercial House has any quality problem within the warranty scope and warranty term: if there is any agreement with regard to the surrender of the house between both parties, such agreement shall apply; if there is no such agreement, the Seller shall perform the warranty obligations, and the Buyer shall render assistance. The Seller shall not be liable for any damage not caused by it.

Article 18 Residential Energy Conservation Measures

If the Commercial House is residential, it shall comply with the state regulations on energy conservation for buildings and the Energy Conservation Design Standard of Residential Buildings promulgated by Beijing Municipal Planning Commission and Beijing Municipal Construction Commission. Otherwise, the Seller shall implement energy conservation measures in line with the requirements of the Energy Conservation Design Standard of Residential Buildings and bear all the expenses. In the event that losses are thus incurred to the Buyer, the Seller shall be liable for compensation.

N/A

Article 19 Building Sound Insulation

If the Commercial House is residential, the Seller shall undertake that the building sound insulation of the Commercial House complies with the standards of the Code for Design of Sound Insulation of Civil Buildings (GBJ118-88), Graduation of Airborne Sound Insulating Properties and Test Method for Windows (GB8485-87) and Sound Insulating Doors (HCRJ019-98) and the description of the sound environment of the place where the Commercial House is located is true and accurate. Please refer to

Appendix 9 for the building sound insulation as indicated in the building design document of the Commercial House and the sound environment as indicated in environment impact assessment document.

If the building sound insulation of the Commercial House does not meet the standards, the Seller shall implement construction sound insulation measures in accordance with the requirements of planning design and bear all the expenses. In the event that losses are thus incurred to the Buyer, the Seller shall be liable for compensation.

N/A

Article 20 Use Undertakings and Risk Reminders

1. When the Buyer uses the Commercial House, it shall not change the purpose, principal building structure and bearing structure of the Commercial House without permission. Except as otherwise specified in this Contract and its supplementary agreement and appendixes, in the course of use of the Commercial House, the Buyer is entitled to share the common parts and facilities related to the Commercial House with other owners and bear the obligations on the basis of the allocated area of common parts and house.

The Seller shall not change the use nature of the common parts and facilities relating to the Commercial House without permission.

2. The Seller undertakes that it will not sell the commercial houses by components; not sell the commercial houses by means of cost-returned sale or its disguised forms; not sell uncompleted the commercial houses by after-sale charter or its disguised forms.

3. N/A .

Article 21 Property Right Registration

(I) Initial registration

The Buyer shall obtain the ownership certificate of the building the Commercial House belongs to before August 30, 2008. If the Seller does not obtain such ownership certificate within the term agreed in this Article due to its own fault, both parties agree that Item 1 below applies:

1. The Buyer is entitled to surrender the house. If the Buyer surrenders the house, the Seller shall refund all the payments already made by the Buyer within 60 days from the service of the notice of surrender and pay to the Buyer a penalty of 2% of all the payments already made by the Buyer. If the Buyer does not surrender the house, this Contract continues to be performed and the Seller shall pay to the Buyer a penalty at a daily rate of 0.02% of all the payments already made by the Buyer from the next day following the expiry of the term when the Seller shall obtain the ownership certificate of the building the Commercial House belongs to the day when the ownership certificate is actually obtained and such penalty shall be paid to the Buyer within 30 days after the Seller actually obtains the ownership certificate.

2.

(II) Transfer registration

1. After the Commercial House is handed over for use, both parties agree that Item 2 below applies:

(1) Both parties jointly apply for the ownership transfer registration of the house with the ownership registration authority.

(2) The Buyer agrees to entrust the Seller to apply for the ownership transfer registration of the house with the ownership registration authority, and the entrustment fee is RMB one thousand (in words).

2. Where, due to the Seller’s fault, the Buyer fails to obtain the housing ownership certificate within 180 days after the delivery date of the Commercial House, both parties agree as follows:

(1) The Buyer is entitled to surrender the house. If the Buyer surrenders the house, the Seller shall refund all the payments already made by the Buyer within 30 days from the service of the notice of surrender and pay the interest accrued thereupon at the one-year interest rate for time deposits published by the People’s Bank of China. If the Buyer does not surrender the house, the Seller shall pay to the Buyer a penalty at a daily rate of 0.02% on all the payments already made by the Buyer from the next day following the expiry of the term within which the Buyer shall obtain the housing ownership certificate to the day when the housing ownership certificate is actually obtained, and such penalty shall be paid to the Buyer within 30 days after the Buyer actually obtains the housing ownership certificate.

(2) If the Buyer cannot timely pay to the Seller relevant expenses and handle the materials relating to ownership transfer registration pursuant to Item 2, Section (III) of Article 15 due to its own fault, the term for the Buyer to obtain the housing ownership certificate in Item 2 of this Article shall be automatically extended, and the Seller is not required to undertake the defaulting liability for the extension thus incurred.

(3) When the Buyer surrenders the house under Item (1) above, the Seller shall be liable for the reasonable expenses arising from the design, renovation and construction regarding decorations, air conditioning and fire prevention carried out by the Buyer for the purpose of moving into and using the Commercial House as well as the losses resulting from the earlier termination of the contract by the Buyer with a third-party supplier (including the defaulting liability arising from such earlier termination), but excluding further losses incurred for the failure by the Buyer to perform the obligation of notifying such third party in connection with the aforementioned matters.

(4) In the event that the Buyer fails to obtain the housing ownership certificate within 180 days upon the delivery of the Commercial House for its own reason, the Buyer shall bear the responsibility.

Article 22 Common Interests

1. The use right of the roof of the building the Commercial House belongs to shall be shared by all property right owners.

2. The use right of the outer walls of the building the Commercial House belongs to shall be shared by all property right owners.

3. The naming right of the area where the Commercial House is located shall belong to the Seller.

4. The naming right of the building the Commercial House belongs to shall be shared by all property right owners of this building.

Article 23 Ancillary Buildings and Structures

Both parties agree that the underground parking garage and other ancillary buildings and structures attached to the Commercial House shall be subject to Item 2 below.

1. When the Seller sells the Commercial House, the     ×     ,     ×     ,     ×     and     ×     attached to the Commercial House will be transferred together with the Commercial House.

2. The Seller states that the club, underground parking garage, school and kindergarten, boiler house, house for public use and commercial house, ancillary house, house for office purpose, unsold commercial house, bicycle parking area and house reserved by the Seller for private use attached to the Commercial House will not be transferred together with the Commercial House.

Article 24 Preliminary Property Service

(I) The property management enterprise engaged by the Seller in accordance with law is Beijing Jiatai Property Management Co., Ltd. Its qualification certificate number is J.W.Q.Z.S. (2003) No.081.

(II) During the prophase of property management, property service fee is RMB             /month/m2 (construction area). The fee is composed of cleaning fee within the property area, public order maintenance fee, daily maintenance fee of common parts, facilities and equipment, greenery maintenance fee, comprehensive management fee,     x     and     x     (refer to Appendix 7 for details).

Aboveground parking fee     x    , underground parking fee    x

(III) The property management enterprise will collect the property service fee by the means in Item 3 below.

1. Annual collection. The Buyer shall pay the fee before             of each year.

2. Semi-annual collection. The Buyer shall pay the fee before             and             of each year respectively.

3. Quarterly collection. The Buyer shall pay the fee before             ,             ,             and             of each year respectively.

(IV) Please refer to Appendix 7 for the contents of the property service and owners’ temporary convention. The Buyer has carefully read the entire contents of the property service and owners’ temporary convention in Appendix 7 and agrees to accept the preliminary property service provided by the property management enterprise engaged by the Seller in accordance with law and also to comply with owners’ temporary convention.

Article 25 Special Maintenance Fund

If the Buyer entrusts the Seller to pay the special maintenance fund on its behalf, the Seller shall hand over the payment voucher for the special maintenance fund to the Buyer within 150 days after the date of entrustment.

Article 26 Force Majeure

Should either party be prevented from performing this Contract due to force majeure, such party shall be exempt from the responsibility, in whole or in part, depending on the effect of the force majeure event, but the prevented party shall promptly notify the other party and within 30 days after the end of the force majeure event, shall provide the proof to the other party.

Article 27 Dispute Resolution

Any dispute arising out of the performance of this Contract shall be settled by both parties through negotiations. In the event no resolution can be reached, such dispute shall be settled through the means in Item 2 below.

1. submitting it to              arbitration commission for arbitration.

2. instituting a lawsuit with the people’s court in accordance with law.

Article 28 This Contract shall become effective as of the date when it is signed (sealed) by both parties. Both parties may enter into a written supplementary agreement for changes or supplements with respect to the contents that are not specified, unclear or not applicable herein according to the specific situation. But if such supplementary agreement contains contents that unreasonably alleviate or exempt the responsibility of the Seller under this Contract or unreasonably increase the responsibility of the Buyer or exclude the main rights of the Buyer, this Contract shall prevail. The termination of this Contract shall be in writing. The appendixes and supplementary agreement hereto shall have the same legal effect as this Contract.

Article 29 This Contract and its appendixes hereto have              pages and are executed in four copies, which are equally authentic, two copies for the Seller and two copies for the Buyer,     ×     ones,     ×     ones.

Article 30 Within 30 days after this Contract comes into effective, the Seller shall handle the registration and filing procedures of this Presale Contract for Commercial Housing with Beijing Chaoyang District Construction Commission. If the Seller fails to apply for presale registration within 30 days after this Contract comes into effective, the Buyer may apply for presale registration. If the pre-sold commercial house has been mortgaged, the Seller and the Buyer shall jointly apply for presale registration.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.

[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[Seal: Beijing Perfect World Software Co., Ltd.]

Legal representative: [Seal: Wang Tingyue]	Legal representative: /s/ Chi Yufeng

Entrusted Agent (signature & seal):	Responsible person:

Entrusted sales agency (signature & seal):	Entrusted Agent (signature & seal):

Execution date:	Execution date:

Execution place:	Execution place:

Jiaming Tongcheng

Method of Payment

Through negotiation, the Buyer and the Seller agree to refer to the Letter of Intent about the Transfer of No. 6-9 Buildings and No. 1 Garage of F Area of Jiaming Park as a Whole and its Supplementary Agreement signed by both parties on February 29, 2008 for the specific method of payment.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[seal: Beijing Perfect World Software Co., Ltd.]
Execution Date: March 19, 2008	Execution Date: March 19, 2008

Schedule 1

Contract No.	House location	Purpose of the Land	Ending Year of the Term of the Land	Total Stories/ Stories Above the Ground/ Stories Below the Ground	Purpose of the Commercial House	Storey Height (in meter)	Facing Towards	The Preliminarily Measured Construction Area/ The Internal Construction Area/ The Allocated Construction Area of Common Part and House (m2)	Price Calculation Method and Amount (For houses from No. 6-9 Building: Unit Price/Total Price; For Garages: Total Price) (RMB)	Execution Date	Fling Date
Y603648	Room 101, 1st Floor, No. 6 Building	Commercial	2044	20/20/0	Commercial	6	Northwards and Southwards	1310.5/1224.6/85.9	The 2nd Method: 13000/17036500	March 19, 2008	March 20, 2008

Y603664	Room 201, 2nd Floor, No. 6 Building	Commercial	2044	20/20/0	Dining Room	5.75	Northwards and Southwards	1098.6/1026.59/72.01	The 2nd Method: 13000/14281800	March 19, 2008	March 20, 2008

Y603649	Room 301, 3rd Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1506.14/1407.42/98.72	The 2nd Method: 13000/19579820	March 19, 2008	March 20, 2008

Y603667	Room 401, 4th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1504.7/1406.07/98.63	The 2nd Method: 13000/19561100	March 19, 2008	March 20, 2008

Y603676	Room 501, 5th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1503.29/1404.75/98.54	The 2nd Method: 13000/19542770	March 19, 2008	March 20, 2008

Y603680	Room 601, 6th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1501.88/1403.44/98.44	The 2nd Method: 13000/19524440	March 19, 2008	March 20, 2008

Y603684	Room 701, 7th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1500.49/1402.14/98.35	The 2nd Method: 13000/19506370	March 19, 2008	March 20, 2008

Y603685	Room 801, 8th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1499.12/1400.86/98.26	The 2nd Method: 1300019488560	March 19, 2008	March 20, 2008

Y603686	Room 901, 9th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1497.75/1399.58/98.17	The 2nd Method: 13000/19470750	March 19, 2008	March 20, 2008

Y603688	Room 1001, 10th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1496.41/1398.32/98.09	The 2nd Method: 13000/19453330	March 19, 2008	March 20, 2008

Y603689	Room 1101, 11th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1495.07/1397.07/98	The 2nd Method: 13000/19435910	March 19, 2008	March 20, 2008

Y603692	Room 1201, 12th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1493.75/1395.84/97.97	The 2nd Method: 13000/19418750	March 19, 2008	March 20, 2008

Y603693	Room 1301, 13th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1507.62/1408.8/98.82	The 2nd Method: 13000/19599060	March 19, 2008	March 20, 2008

Y603696	Room 1401, 14th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1506.33/1407.59/98.74	The 2nd Method: 13000/19582290	March 19, 2008	March 20, 2008

Y603695	Room 1501, 15th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1505.04/1406.39/98.65	The 2nd Method: 13000/19565520	March 19, 2008	March 20, 2008

Y603701	Room 1601, 16th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1503.77/1405.20/98.57	The 2nd Method: 13000/19549010	March 19, 2008	March 20, 2008

Y603702	Room 1701, 17th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1502.5/1404.02/98.48	The 2nd Method: 13000/19532500	March 19, 2008	March 20, 2008

Y603706	Room 1801, 18th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1501.29/1402.88/98.41	The 2nd Method: 13000/19516770	March 19, 2008	March 20, 2008

Y603708	Room 1901, 19th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.75	Northwards and Southwards	1359.54/1270.43/89.11	The 2nd Method: 13000/17674020	March 19, 2008	March 20, 2008

Y603711	Room 2001, 20th Floor, No. 6 Building	Comprehensive	2054	20/20/0	Office	3.7	Northwards and Southwards	1358.32/1269.29/89.03	The 2nd Method: 13000/17658160	March 19, 2008	March 20, 2008

Y603723	Room 101, 1st Floor, No. 7 Building	Commercial	2044	2/2/0	Commercial	6	Eastwards and Westwards	684.16/597.3/86.86	The 2nd Method: 25000/17104000	March 19, 2008	March 20, 2008

Y603731	Room 102, 1st Floor, No. 7 Building	Commercial	2044	2/2/0	Commercial	6	Eastwards and Westwards	793.1/692.41/100.69	The 2nd Method: 25000/19827500	March 19, 2008	March 20, 2008

Y603734	Room 103, 1st Floor, No. 7 Building	Commercial	2044	2/2/0	Commercial	6	Eastwards and Southwards	824.02/719.4/104.62	The 2nd Method: 25000/20600500	March 19, 2008	March 20, 2008

Y603738	Room 104, 1st Floor, No. 7 Building	Commercial	2044	2/2/0	Commercial	6	Eastwards and Westwards	742.44/648.18/94.26	The 2nd Method: 25000/18561000	March 19, 2008	March 20, 2008

Y603744	Room 201, 2nd Floor, No. 7 Building	Comprehensive	2054	2/2/0	Office	5.25	Eastwards and Westwards	427.02/273.33/153.69	The 2nd Method: 14600/6234492	March 19, 2008	March 20, 2008

Y603751	Room 202, 2nd Floor, No. 7 Building	Comprehensive	2054	2/2/0	Office	5.25	Eastwards and Westwards	252.25/161.46/90.79	The 2nd Method: 14600/3682850	March 19, 2008	March 20, 2008

Y603753	Room 203, 2nd Floor, No. 7 Building	Comprehensive	2054	2/2/0	Office	5.25	Eastwards and Westwards	606.11/387.96/218.15	The 2nd Method: 14600/8849206	March 19, 2008	March 20, 2008

Y603754	Room 204, 2nd Floor, No. 7 Building	Comprehensive	2054	2/2/0	Office	5.25	Eastwards and Westwards	354.85/227.13/127.72	The 2nd Method: 14600/5180810	March 19, 2008	March 20, 2008

Y603759	Room 205, 2nd Floor, No. 7 Building	Comprehensive	2054	2/2/0	Office	5.25	Eastwards and Westwards	466.74/298.75/167.99	The 2nd Method: 14600/6814404	March 19, 2008	March 20, 2008

Y603756	Room 206, 2nd Floor, No. 7 Building	Comprehensive	2054	2/2/0	Office	5.25	Eastwards and Westwards	322.62/206.5/116.12	The 2nd Method: 14600/4710252	March 19, 2008	March 20, 2008

Y603757	Room 207, 2nd Floor, No. 7 Building	Comprehensive	2054	2/2/0	Office	5.25	Eastwards and Westwards	850.07/544.11/305.96	The 2nd Method: 14600/12411022	March 19, 2008	March 20, 2008

Y603807	Room 101, 1st Floor, No. 8 Building	Commercial	2044	3/2/1	Commercial	6	Northwards and Southwards	549.64/386.82/162.82	The 2nd Method: 32000/17588480	March 19, 2008	March 24, 2008

Y603824	Room 102, 1st Floor, No. 8 Building	Commercial	2044	3/2/1	Commercial	6	Northwards and Southwards	633.24/445.65/187.59	The 2nd Method: 32000/20263680	March 19, 2008	March 24, 2008

Y603837	Room 103, 1st Floor, No. 8 Building	Commercial	2044	3/2/1	Commercial	6	Northwards and Southwards	512.47/360.66/151.81	The 2nd Method: 32000/16399040	March 19, 2008	March 24, 2008

Y603857	Room 104, 1st Floor, No. 8 Building	Commercial	2044	3/2/1	Commercial	6	Northwards and Southwards	479.25/337.28/141.97	The 2nd Method: 32000/15336000	March 19, 2008	March 24, 2008

Y603809	Room 201, 2nd Floor, No. 8 Building	Commercial	2044	3/2/1	Commercial	5.25	Northwards and Southwards	476.91/335.63/141.28	The 2nd Method: 22000/10492020	March 19, 2008	March 24, 2008

Y603832	Room 202, 2nd Floor, No. 8 Building	Commercial	2044	3/2/1	Commercial	5.25	Northwards and Southwards	585.79/412.26/173.53	The 2nd Method: 22000/12887380	March 19, 2008	March 24, 2008

Y603864	Room 203, 2nd Floor, No. 8 Building	Commercial	2044	3/2/1	Commercial	5.25	Northwards and Southwards	512.8/360.89/151.91	The 2nd Method: 22000/11281600	March 19, 2008	March 24, 2008

Y603870	Room 204, 2nd Floor, No. 8 Building	Commercial	2044	3/2/1	Commercial	5.25	Northwards and Southwards	507.7/357.3/150.4	The 2nd Method: 22000/11169400	March 19, 2008	March 24, 2008

Y603868	Room 101, 1st Floor, No. 9 Building	Commercial	2044	2/2/0	Commercial	6	Northwards and Southwards	453.58/431.32/22.26	The 2nd Method: 32353.13/14674732	March 19, 2008	March 24, 2008

Y603877	Room 201, 2nd Floor, No. 9 Building	Commercial	2044	2/2/0	Commercial	5.35	Northwards and Southwards	444.26/422.45/21.81	The 2nd Method: 22572.95/10028260	March 19, 2008	March 24, 2008

Contract Number for No. 1 Garage [See Table 1 Below]	Location for No. 1 Garage [See Table 1 Below]	Comprehensive	2054	2/0/2	Parking Space	0	N/A	61.64/12.72/48.92	The 3rd method: 100000	March 25, 2008	March 26, 2008

Table 1

Contract No.	Location	Contract No.	Location
Y603889	No. 1 Underground Garage – No. 001 of 1 Floor	Y603924	No. 1 Underground Garage – No. 017 of 1 Floor

Y603895	No. 1 Underground Garage – No. 002 of 1 Floor	Y603923	No. 1 Underground Garage – No. 018 of 1 Floor

Y603902	No. 1 Underground Garage – No. 003 of 1 Floor	Y603929	No. 1 Underground Garage – No. 019 of 1 Floor

Y603905	No. 1 Underground Garage – No. 004 of 1 Floor	Y603927	No. 1 Underground Garage – No. 020 of 1 Floor

Y603909	No. 1 Underground Garage – No. 005 of 1 Floor	Y603933	No. 1 Underground Garage – No. 021 of 1 Floor

Y603907	No. 1 Underground Garage – No. 006 of 1 Floor	Y603930	No. 1 Underground Garage – No. 022 of 1 Floor

Y603910	No. 1 Underground Garage – No. 007 of 1 Floor	Y603947	No. 1 Underground Garage – No. 023 of 1 Floor

Y603908	No. 1 Underground Garage – No. 008 of 1 Floor	Y603931	No. 1 Underground Garage – No. 024 of 1 Floor

Y603914	No. 1 Underground Garage – No. 009 of 1 Floor	Y603948	No. 1 Underground Garage – No. 025 of 1 Floor

Y603912	No. 1 Underground Garage – No. 010 of 1 Floor	Y603934	No. 1 Underground Garage – No. 026 of 1 Floor

Y603916	No. 1 Underground Garage – No. 011 of 1 Floor	Y603952	No. 1 Underground Garage – No. 027 of 1 Floor

Y603917	No. 1 Underground Garage – No. 012 of 1 Floor	Y603936	No. 1 Underground Garage – No. 028 of 1 Floor

Y603919	No. 1 Underground Garage – No. 013 of 1 Floor	Y603950	No. 1 Underground Garage – No. 029 of 1 Floor

Y603918	No. 1 Underground Garage – No. 014 of 1 Floor	Y603940	No. 1 Underground Garage – No. 030 of 1 Floor

Y603922	No. 1 Underground Garage – No. 015 of 1 Floor	Y603949	No. 1 Underground Garage – No. 031 of 1 Floor

Y603921	No. 1 Underground Garage – No. 016 of 1 Floor	Y603942	No. 1 Underground Garage – No. 032 of 1 Floor

Schedule 2

For all Houses located in Such Building	Mortgage Situation	Mortgagee/ Mortgage Registration Department /Date of Mortgage Registration	Article 12	Property Service Fee RMB/ month/m2 (construction area)	Total Page Numbers	Appendix 2 (The Composition Description of the Allocated Construction Area of Common Part and House)	Mortgage Situation	Decoration Standard	Owner’s Temporary Convention
No. 6 Building	3	Beijing Pinggu Branch, China Construction Bank Co., Ltd./ Beijing State-owned Land Resources Administration Chaoyang Branch / December 14, 2007	Schedule 3	10	30	Description of Allocated Parts of the Common Construction Area of No. 6 Building in Area F of Jiaming Park (Schedule 5)	Certificate of Mortgagee’s Consent to the Sale of Mortgaged Houses (Schedule 10)	Decoration Standard of No. 6 Building in Area F of Jiaming Park (Schedule 11)	Owner’s Temporary Convention (model version) Ministry of Construction (2004) No.156 Document (Schedule 15)

No. 7 Building	3	Beijing Pinggu Branch, China Construction Bank Co., Ltd./ Beijing State-owned Land Resources Administration Chaoyang Branch / December 14, 2007	Schedule 3	10	30	Description of Allocated Parts of the Common Construction Area of No. 7 Building in Area F of Jiaming Park (Schedule 6)	Certificate of Mortgagee’s Consent to the Sale of Mortgaged Houses (Schedule 10)	Decoration Standard of No. 7 Building in Area F of Jiaming Park (Schedule 12)	Owner’s Temporary Convention (model version) Ministry of Construction (2004) No.156 Document (Schedule 15)

No. 8 Building	1	N/A	Schedule 3	10	30	Description of Allocated Parts of the Common Construction Area of No. 8 Building in Area F of Jiaming Park (Schedule 7)	N/A	Decoration Standard of No. 8 Building in Area F of Jiaming Park (Schedule 13)	Owner’s Temporary Convention (model version) Ministry of Construction (2004) No.156 Document (Schedule 15)

No. 9 Building	1	N/A	Schedule 3	10	30	Description of Allocated Parts of the Common Construction Area of No. 9 Building in Area F of Jiaming Park (Schedule 8)	N/A	Decoration Standard of No. 9 Building in Area F of Jiaming Park (Schedule 14)	Owner’s Temporary Convention (model version) Ministry of Construction (2004) No.156 Document (Schedule 15)

No. 1 Garage	1	N/A	Schedule 4	N/A	20	Description of Allocated Parts of the Common Construction Area of No. 1 Garage in Area F of Jiaming Park (Schedule 9)	N/A	N/A	N/A

Schedule 3:

Article 12 Undertakings about Municipal Infrastructure and other facilities

The Seller undertakes that the municipal infrastructures and other facilities directly related to the normal use of the Commercial House will fulfill the following conditions on the agreed date:

1. Municipal infrastructures

(1) Water supply and discharge: handed over on December 31, 2008; fulfill the conditions of official water connection;

(2) Electricity: handed over on December 31, 2008; fulfill the conditions of official electricity utilization;

(3) Telephone communication line: handed over on April 30, 2008 and connected to the house;

(4) Cable TV line: handed over on April 30, 2008 and connected to the house;

(5) Air conditioning: handed over for use on April 30, 2008;

(6) Elevator: handed over for use on April 30, 2008.

If the conditions are not fulfilled within the agreed term, both parties agree below:

(1) If the delivery conditions as specified in this Contract are not fulfilled, the Seller shall pay to the Buyer a penalty at a daily rate of 0.02% of the house price already paid by the Buyer. However, in order to realize the work conditions necessary for the Buyer, the Seller shall take other alternative means so that the Commercial House reaches the occupancy conditions, with the expenses thus incurred to be borne by the Seller.

(2)	N/A.

2. Other facilities

(1) Public green land: fulfill usage conditions on June 30, 2008;

(2) Public road:

(3) Public parking place.

If the conditions are not fulfilled within the agreed term, both parties agree as follows:

(1)                     ;

(2) N/A.

Schedule 4

Article 12 Undertakings about Municipal Infrastructure and Other Facilities

The Seller undertakes that the municipal infrastructures and other facilities directly related to the normal use of the Commercial House will fulfill the following conditions on the agreed date:

1. Municipal infrastructures

(1) Water supply and discharge: N/A;

(2) Electricity: handed over on December 31, 2008; fulfill the conditions of official electricity utilization;

(3) Telephone communication line: N/A;

(4) Cable TV line: N/A;

(5) N/A;

(6) N/A;

If the conditions are not fulfilled within the agreed term, both parties agree below:

(1) If the delivery conditions as specified in this Contract are not fulfilled, the Seller shall pay to the Buyer a penalty at a daily rate of 0.02% of the house price already paid by the Buyer. However, in order to realize the work conditions necessary for the Buyer, the Seller shall take other alternative means so that the Commercial House reaches the occupancy conditions, with the expenses thus incurred to be borne by the Seller.

(2) N/A.

2. Other facilities

(1) Public green land: N/A;

(2) Public road:

(3) Public parking place.

If the conditions are not fulfilled within the agreed term, both parties agree as follows:

(1)                     ;

(2) N/A.

Schedule 5

Description of Allocated Parts of the Common Construction Area

of No. 6 Building in Area F of Jiaming Park

The proposed common allocated parts are described as follows:

(I) Common allocated parts of underground garage, underground restaurant, underground 1F self-reserved houses, No.6 building commerce, No.6 building restaurant for employees, No.6 building office, No.7 building commerce and No.7 building office:

1. Underground 2F: direct-fired machine room, fire pump house, fire water tank;

2. Underground 1F: power transformation and distribution room.

(II) Common allocated parts of No.6 building commerce:

1. 1F: public toilet, pipe shaft, passageway;

2. Half of horizontal projection area of isolation walls between apartment and public building and outer walls (including gable walls).

(III) Common allocated parts of No.6 building office and restaurant for employees:

1. 1F: lobby, rest hall, staircase, elevator room, front room, elevator waiting hall, public toilet, pipe shaft, pipe room, passageway, door guard room, vestibule;

2. 2F: staircase, elevator room, pipe shaft, pipe room, front room, elevator waiting hall, public toilet, tea room, passageway, outdoor stairs;

3. 3-20F: staircase, elevator room, pipe shaft, pipe room, front room, elevator waiting hall, public toilet, tea room, passageway;

4. Machine room floor: staircase, front room, elevator machine room, fire elevator machine room, pipe room, pipe shaft, satellite TV receiving machine room;

5. Half of horizontal projection area of isolation walls between apartment and public building and outer walls (including gable walls).

(IV) Non-allocated parts:

1. 1F: fire central control room, outdoor stairs.

Note: the other independent auxiliary buildings and structures in the residential quarter (including, but not limited to, underground garage, club, boiler house, etc) are not transferred together with the Commercial House.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[Seal: Beijing Perfect World Software Co., Ltd.]
Execution Date: March 19, 2008	Execution Date: March 19, 2008

Schedule 6

Description of Allocated Parts of the Common Construction Area

of No. 7 Building in Area F of Jiaming Park

The proposed common allocated parts are described as follows:

(I) Common allocated parts of underground garage, underground restaurant, underground 1F self-reserved houses, No.6 building commerce, No.6 building restaurant for employees, No.6 building office, No.7 building commerce and No.7 building office:

1. Underground 2F: direct-fired machine room, fire pump house, fire water tank;

2. Underground 1F: power transformation and distribution room.

(II) Common allocated parts of No.7 building commerce:

1. 1F : vestibule.

(III) Common allocated parts of No. 7 building commerce and office:

1. 1F: EHV room, ELV room, staircase, elevator room, elevator waiting hall, passage;

2. 2F: EHV room, ELV room, staircase, elevator room, elevator waiting hall, passage, public toilet, pipe shaft;

3. Top floor: staircase, house for property;

4. Half of horizontal projection area of isolation walls between apartment and public building and external walls (gable walls).

(IV) Allocated parts of No. 7 building office

1. 1F: staircase, elevator room, elevator waiting hall, entrance hall, outdoor stairs;

2. 2F: staircase, elevator room, elevator waiting hall, public toilet, pipe shaft, passage, EHV room, ELV room, outdoor stairs.

(V) Non-allocated parts:

1. 2F: pipe shaft ;

2. Top floor: pipe shaft.

Note: the other independent auxiliary buildings and structures in the residential quarter (including, but not limited to, underground garage, club, boiler house, etc) are not transferred together with the Commercial House.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[Seal: Beijing Perfect World Software Co., Ltd.]
Execution Date: March 19, 2008	Execution Date: March 19, 2008

Schedule 7

Description of Allocated Parts of the Common Construction Area

of No. 8 Building in Area F of Jiaming Park

The proposed common allocated parts are described as follows:

(I) Common allocated parts of self-reserved houses of No.8 building

1. Underground 1F: EHV room, ELV room, staircase, elevator room, evacuation passage, passageway, public toilet, cleaning room.

(II) Common allocated parts of No.8 building commerce:

1. 1F: entrance hall, EHV room, ELV room, staircase, elevator room, pipe shaft, public toilet, evacuation passage, passageway, outdoor stairs, vestibule;

2. 2F: EHV room, ELV room, staircase, elevator room, evacuation passage, passageway, pipe shaft, public toilet, cleaning room, outdoor stairs;

3. Top floor: staircase, outdoor stairs;

4. Half of horizontal projection area of isolation walls between apartment and public building and outer walls (including gable walls).

Note: the other independent auxiliary buildings and structures in the residential quarter (including, but not limited to, underground garage, club, boiler house, etc) are not transferred together with the Commercial House.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[Seal: Beijing Perfect World Software Co., Ltd.]
Execution Date: March 19, 2008	Execution Date: March 19, 2008

Schedule 8

Description of Allocated Parts of the Common Construction Area

of No. 9 Building in Area F of Jiaming Park

The proposed common allocated parts are described as follows:

(I) Common allocated parts of No.9 building commerce

1. 2F: outdoor stairs;

2. Half of horizontal projection area of isolation walls between apartment and public building and external walls (including gable walls).

Note: the other independent auxiliary buildings and structures in this residential quarter (including, but not limited to, underground garage, club, boiler house, etc) are not transferred together with the Commercial House.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[Seal: Beijing Perfect World Software Co., Ltd.]
Execution Date: March 19, 2008	Execution Date: March 19, 2008

Schedule 9

Description of Allocated Parts of the Common Construction Area

of No. 1 Garage in Area F of Jiaming Park

No.1 Garage in Area F of Jiaming Park is beneath No. 6 and No.7 buildings in Area F and has two underground floors. Underground 2F is mainly used for civil air defense and underground 1F is mainly used for garage and storeroom. No. 1 garage is connected to No. 6 and No. 7 buildings. The proposed common allocated parts of this garage are described as follows:

(I) Common allocated parts of whole No. 6 building, No. 7 building commerce, No. 7 building office, underground restaurant, underground storeroom and parking spaces:

1. Underground 2F: direct-fired machine room, fire pump house, fire water tank;

2. Underground 1F: power transformation and distribution room;

3. 1F of No. 6 building: fire central control room.

(II) Common allocated parts of parking spaces and underground restaurant:

1. Underground 1F: distribution room, ELV room, staircase, elevator room, front room, pipe shaft, public toilet, elevator waiting hall, passageway, cleaning room, pipe room.

(III) Common allocated parts of underground storerooms:

1. Underground 1F: EHV room, ELV room, staircase, elevator room, front room, elevator waiting hall, evacuation passage, pipe shaft, public toilet;

2. Underground 1F: half of horizontal projection area of isolation walls between apartment and public building and outer walls (including gable walls).

(IV) Common allocated parts of parking spaces:

1. Underground 1F: fan room, pipe shaft, lane.

(V) Non-allocated parts:

1. Underground 2F: middle water pump house, water supply pump house, evacuation room, passageway, staircase, pipe shaft;

2. Underground 1F: fire alarm valve.

Note: the other independent auxiliary buildings and structures in this residential quarter (including, but not limited to, underground garage, club, boiler house, etc) are not transferred together with the Commercial House.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[Seal: Beijing Perfect World Software Co., Ltd.]
Execution Date: March 19, 2008	Execution Date: March 19, 2008

Schedule 10

Certificate of Mortgagee’s Consent to the Sale of Mortgaged Houses

Beijing Chaoyang District Housing Administration:

The No. 6 and No. 7 buildings (number of corresponding construction project planning license is 2006 Gui (Chao) Jian Zi No.0114) of F Area, Jiaming Park located at No. 86 Beiyuan Road, Chaoyang District, developed and constructed by Beijing Jiaming Real Estate Development Co., Ltd., have been mortgaged to our bank. Our bank consents to the selling, contracting and presale registration of the houses within the following scope of mortgage:

Number of state-owned land use certificate: J.C.G.Y. (2005 Chu) No.0667

Numbers of certificates of other rights: J.C.T.X. (2005 Chu) No.0667 C.D.Z. 07-1489; J.C.T.X. (2005 Chu) No.0667 C.D.Z. 07-1490; J.C.T.X. (2005 Chu) No.0667 C.D.Z. 07-1491.

Building Numbers: Jiaming Park, F Area, No. 6 Building, No. 7 Building

Room Numbers: all room of Jiaming Park, F Area, No. 6 Building, No. 7 Building

China Construction Bank Co., Ltd. Beijing Pinggu Branch (seal)

March 6, 2008

Note:

1. Project name shall be the name approved by the place name office; building number shall be the building number approved by planning license.

2. If scope of mortgage covers some houses within the building, mortgaged house’s number shall be added after building number.

Schedule 11

Decoration Standard of No. 6 Building in Area F of Jiaming Park

Gate: ordinary wooden gate, mixed color paint;

External door and window: hollow break aluminum alloy window; one revolving door at main entrance; other external doors are glass floor spring doors;

Indoor decorations:

Roughcast house

Floor and ceiling are structure faces, cleaned up, wall plastering completed;

Water supply system: water supply riser pipe adopts plastic-coated steel tube; water supply branch pipe adopts PP-R pipe;

Drainage system: drain pipe adopts UPVC pipe; sanitary wares adopt domestically made products of TOTO, KOHLER or equivalent brand;

Lighting system: made to first lamp position per house;

Cable TV and telephone system: one interface reserved for cable TV per house; one telephone junction box reserved for telephone system per house (aboveground part);

Air conditioning system: central air conditioning system, fan coil plus fresh air. Host adopts 2 Changsha BROAD direct-fired units; model, BY150 (mounted at underground 1F of No.F7 building, used for No.F6-8 buildings); air processing unit and fan coil adopt CARRIER (joint venture) products;

Fire system: indoor fire hydrant system, automatic water spraying system and fire alarm system installed;

Monitoring system: monitoring system installed at public passageway and elevator hall.

Decorations of public areas:

Outer wall: glass curtain wall, stone curtain wall, aluminum board curtain wall;

Lobby: stone for floor and wall surface; ceiling (both gypsum board and metal gusset);

Elevator hall:

Underground: tiles for wall surface, tiles for floor and gypsum board for ceiling;

Aboveground: stone for floor, stone for wall surface and gypsum board for ceiling;

Public passageway: stone for floor, stone for 1F and 2F wall surfaces, both emulsion paint and wallpaper for wall surfaces of standard floors, gypsum board for ceiling;

Toilet: tiles for wall surface and floor, aluminum gusset for ceiling;

Tea room: tiles for wall surface and floor, gypsum board for ceiling;

Staircase: cement floor, scrub-resistant paint for wall surface and top surface;

Front room of staircase: floor: aboveground, stone; underground, tiles; emulsion paint for wall surface, gypsum board for ceiling;

Elevator: products from Shanghai Mitsubishi.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[Seal: Beijing Perfect World Software Co., Ltd.]
Execution Date: March 19, 2008	Execution Date: March 19, 2008

Schedule 12

Decoration Standard of No. 7 Building in Area F of Jiaming Park

Indoor parts:

External door: glass floor spring door;

External window: hollow break aluminum alloy window;

Indoors: roughcast house.

Wall plastering; ceiling is structure face; indoor floor is structure face;

Toilet: floor made to waterproof protection layer; wall plastering, ceiling structure face;

Drainage system: drain pipe adopts UPVC pipe; no sanitary wares installed;

Water supply system: water supply riser pipe adopts plastic-coated steel tube; water supply branch pipe adopts PP-R pipe;

Air conditioning system: aboveground 1F and 2F: central air conditioning system, central air supply and fan coil plus fresh air. Host adopts 2 Changsha BROAD direct-fired units; model, BY150 (mounted at underground 1F of No.F7 building, used for No.F6-8 buildings); air processing unit and fan coil adopt CARRIER (joint venture) products;

Power supply system: mechanical electric meter (finally subject to the approval of power supply bureau); lighting system made to first lamp position per house;

TV and telephone system: one interface reserved for cable TV per house; one telephone junction box reserved for telephone system per house (aboveground part);

Fire system: fire hydrant system, automatic water spraying system and fire alarm system installed;

Elevator: 2 Hitachi elevators, Model: UAX-1000-C060.

Public parts:

Outer wall: glass curtain wall and stone curtain wall;

Staircase: floor structure brooming; wall plastering; ceiling structure face;

Entrance hall passageway: floor structure brooming; wall plastering; ceiling structure face;

Outdoor steel ladder: steel-made, with anticorrosive paint.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[Seal: Beijing Perfect World Software Co., Ltd.]
Execution Date: March 19, 2008	Execution Date: March 19, 2008

Schedule 13

Decoration Standard of No. 8 Building in Area F of Jiaming Park

Indoor parts:

External door: glass floor spring door;

External window: hollow break aluminum alloy window;

Indoors: roughcast house.

Wall plastering; ceiling is structure face; indoor floor is structure face;

Kitchen and toilet: wall structure face throwing, decoration face reserved, toilet floor made to waterproof protection layer;

Drainage system: drain pipe adopts UPVC pipe; no sanitary wares installed;

Water supply system: water supply riser pipe adopts plastic-coated steel tube; water supply branch pipe adopts PP-R pipe;

Air conditioning system: central air conditioning system, central air supply and fan coil plus fresh air. Host adopts 2 Changsha BROAD direct-fired units; model, BY150 (mounted at underground 1F of No.F7 building, used for No.F6-8 buildings); air processing unit and fan coil adopt CARRIER (joint venture) products;

Power supply system: mechanical electric meter (finally subject to the approval of power supply bureau); lighting system made to first lamp position per house;

TV and telephone system: one interface reserved for cable TV per house; one telephone junction box reserved for telephone system per house (aboveground part);

Fire system: fire hydrant system, automatic water spraying system and fire alarm system installed;

Elevator: 1 Hitachi elevator, Model: UAX-1000-C060.

Public parts:

Outer wall: glass curtain wall and stone curtain wall;

Staircase: concrete floor; wall surface and ceiling coated with interior wall paint;

Entrance hall passage: floor structure brooming; wall plastering; ceiling structure face;

Outdoor steel ladder: steel-made, with anticorrosive paint.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[Seal: Beijing Perfect World Software Co., Ltd.]
Execution Date: March 19, 2008	Execution Date: March 19, 2008

Schedule 14

Decoration Standard of No. 9 Building in Area F of Jiaming Park

Indoor parts:

External door: glass floor spring door;

External window: hollow break aluminum alloy window;

Indoors: roughcast house.

Wall plastering; ceiling is structure face; indoor floor is structure face;

Kitchen and toilet: wall structure face throwing, decoration face reserved, toilet floor made to waterproof protection layer;

Drainage system: drain pipe adopts UPVC pipe; no sanitary wares installed;

Water supply system: water supply riser pipe adopts plastic-coated steel tube; water supply branch pipe adopts PP-R pipe;

Air conditioning system: no

Power supply system: mechanical electric meter (finally subject to the approval of power supply bureau); lighting system made to first lamp position per house;

TV and telephone system: two cable TV interfaces for each of 1F and 2F; one telephone junction box reserved for each of 1F and 2F;

Fire system: fire hydrant system, automatic water spraying system and fire alarm system installed.

Public parts:

Outer wall: glass curtain wall and aluminum board curtain wall;

Staircase: wall plastering; ceiling and floor are structure faces;

Outdoor steel ladder: steel-made, with anticorrosive paint.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[Seal: Beijing Perfect World Software Co., Ltd.]
Execution Date: March 19, 2008	Execution Date: March 19, 2008

Schedule 15

Owner’s Temporary Convention (model version)

Ministry of Construction (2004) No.156 Document

Chapter 1 General Provisions

Article 1 The construction entity, before selling the property, shall formulate this Temporary Convention in accordance with the Property Administration Regulations and other relevant laws, regulations and policies to stipulate the use, maintenance and management of relevant property, the common interests of the owners, the obligations of the owners and the liabilities for breach of this convention, etc.

Article 2 The construction entity shall, before selling the property, expressly present this Temporary Convention and make explanations to the buyers of the property.

When a property buyer concludes a property purchase & sale contract with the construction entity, it shall undertake in writing to comply with this Temporary Convention.

Article 3 This Temporary Convention shall bind upon construction entity, owners and property users.

Article 4 The provisions about the common interests of owners in the preliminary property service contract signed by construction entity and property management enterprise shall be consistent with this Temporary Convention.

Chapter 2 Basic Information on Property

Article 5 General information on the property within this property management area

Property name: Tongcheng International

Location: No. 6-9 Building (public building), F Area, Jiaming Park, No. 86 Beiyuan Road, Chaoyang District, Beijing

Type of property: public building

Construction area: 55,044.74m2

Periphery of property management area:

East to: extension line of Heping East Street

South to: Beiguanzhuang Road

West to: Metallurgical Machinery Plant West Road

North to: Beixiaohe South Road (Jiaming Park, F Area)

Article 6 In accordance with relevant laws, regulations and property purchase & sale contract, the owners enjoy the ownership of the following common parts, facilities and equipment:

1. The common parts shared by all the owners of single building, including the load bearing structure, principal structure, public entrance hall, public corridor, public staircase, outdoor wall surfaces, rooftop, etc. of this building;

2. The common facilities and equipment shared by all the owners of single building, including the water supply and drainage pipes, downpipe, water tank, water pump, elevator, cold and warm facilities, lighting facilities, fire facilities, lightning protection facilities, etc. inside this building;

3. The common parts, facilities and equipment shared by all the owners within the property management area, including enclosure walls, basins, wells, lighting facilities, houses used for common facilities and equipment, property management house, etc.

Article 7 According to the property purchase & sale contract, the following parts, facilities and equipment within this property management area shall be owned by the construction entity:

1.	;

2.	;

3.	;

4.	.

When construction entity exercises the ownership right of the above parts, facilities and equipment, the normal use of the property by buyers shall not be affected.

Chapter 3 Use of Property

Article 8 Each owner has the rights of possession, use, proceeds and disposal over the proprietary parts of the property, but it shall not preclude other owners from normally using the property.

Article 9 Each owner shall comply with the requirements of laws and regulations and appropriately deal with the relations with neighboring owners in respect of power supply, water supply, heat supply, gas supply, drainage, pass, ventilation, daylighting, decoration, environmental sanitation, environmental protection, etc., in a manner that is good for the use of the property, safe, clean, fair and reasonable and does not damage public interests as well as the interests of others.

Article 10 Each owner shall use the property according to the purpose of design. If the design purpose of property needs to be changed for special situation, the owner shall, after obtaining the written consent of neighboring owner, report to relevant administration authority for approval and inform the property management enterprise.

Article 11 When the owner needs to decorate the house, it shall inform the property management enterprise in advance and enter into the decoration management service agreement with the property management enterprise.

The owner shall carry out decorations pursuant to the provisions of the decoration management service agreement, comply with the decoration precautions and not undertake the prohibited acts relating to decorations.

Article 12 The owner shall place decoration materials and rubbish at the designated place and not use the common parts or public places of the property without permission.

a) The permitted normal decoration time for this property management area is 19:30p.m. to 7:00a.m. (next day), from Monday through Friday, full day for Saturday and Sunday; if decoration time needs to be extended, the written approval of property management enterprise shall be obtained; construction is prohibited at any other time (may be otherwise determined depending on the specific situation).

Article 13 If the decoration of the house affect the normal use of common parts, facilities and equipment and damage the lawful rights and interests of neighboring owner, the owner shall timely restore them to their original state and bear corresponding compensation responsibility.

Article 14 The owner shall reasonably use water, electricity, gas, heating and other common facilities and equipment according to relevant regulations and not make changes without permission.

Article 15 The owner shall install air conditioners at the reserved positions or in the event of no reserved positions, at the positions designated by the property management enterprise, and carry out noise and condensed water treatment according to requirements.

Article 16 The owner and property user, when using the elevator, shall comply with the management regulations of this property management area on use of elevators.

Article 17 The driving and parking of vehicle within this property management area shall comply with the vehicle driving and parking rules of this property management area.

Article 18 The following acts shall be prohibited within this property management area:

1.	Damage the load bearing structure and principal structure of the house, destroy the appearance of the house and change the designed purpose of the house without permission;

2.	Occupy or damage the common parts, facilities and equipment and relevant space of the property and move common facilities and equipment of the property without permission;

3.	Illegally build shelters or set up stalls without permission;

4.	Dump or discard wastes at the non-designated place;

5.	Pile inflammable, explosive, severely toxic and radioactive articles, emit poisonous and harmful substances and give off over-standard noise in violation of relevant regulations;

6.	Hang, post, alter and engrave things at the common parts and relevant place of the property without permission;

7.	Make use of the property to be engaged in any activity that damages public interests and infringes upon the lawful rights and interests of others;

8.	Other acts prohibited by laws and regulations.

Article 19 The owner and property user shall not raise any animal within this property management area.

Chapter 4 Maintenance of Property

Article 20 The maintenance by the owner of the proprietary part of the property shall not impede the lawful rights and interests of other owners.

Article 21 If the owner needs to enter the proprietary part of relevant owner for the purpose of maintenance, the owner or property management enterprise shall notify the relevant owner in advance and the relevant owner shall render necessary assistance.

If the relevant owner impedes maintenance, thus resulting in damage and other losses to the property, it shall make repairs and bear the compensation responsibility.

Article 22 In the event that any emergency endangering public interests or the lawful rights of other owners occurs and the property management enterprise shall timely enter the proprietary part of the property to carry out maintenance, but relevant owner cannot be informed, the property management enterprise may make explanations to neighboring owners, enter the proprietary part of relevant owner to carry out maintenance under the supervision of a third party (e.g. residents’ committee or police station in the place where the house is located), timely notify relevant owner afterwards and appropriately deal with follow-up work.

Article 23 If the owner indeed needs to temporarily occupy or dig road or space for the purpose of property maintenance or public interests, it shall obtain the consent of construction entity and property management enterprise and restore them to an original state within the agreed term.

Article 24 If the property has any hidden danger that endangers public interests or the lawful rights and interests of other owner, the person responsible for that shall timely take measures to remove such hidden danger.

Article 25 The construction entity shall undertake property warranty responsibility within the warranty term and scope specified by the state.

Where the construction entity refuses to make repair or delays repair within warranty term and scope, the owner may itself or entrust another person to make repair, and repair expenses and other losses incurred during repair shall be borne by construction entity.

Article 26 All the owners within this property management area shall pay, use and manage the special property maintenance fund according to regulations.

Chapter 5 Common Interests of Owners

Article 27 In order to safeguard the common interests of owners, all owners agree to grant the property management enterprise with the following rights with respect to property management activities:

1.	According to this Temporary Convention, assist the construction entity in establishing the rules and regulations with respect to the use of common parts, facilities and equipment of the property and the maintenance of public order and environmental sanitation, etc;

2.	Refrain owners and property users from doing the acts that violate this Temporary Convention, rules and regulations by means of criticism, persuasion, announcement or other necessary measures.

Article 28 The construction entity shall set up an announcement column at the conspicuous position in the property management area to be used to post property management rules as well as the notices and announcements that needs to be notified to all owners and property users.

Article 29 Within this property management area, the lump sum system of contracting is adopted for the collection of property service fee (payment system). The owner shall pay property service fee (property service fund) on time and in full pursuant to the provisions of preliminary property service contract.

Property service fee (property service fund) is the foundation for the normal implementation of property service activities and involves the common interests of all the owners. The owner shall actively advocate the owners that do not pay property service fee to perform the paying obligation.

Article 30 If the owner uses the common parts, facilities and equipment of the property to conduct operations, it shall obtain the consent of relevant owners and the property management enterprise and go through relevant formalities according to the regulations. The proceeds obtained by the owner are mainly used to supplement the special maintenance fund.

Chapter 6 Defaulting Liabilities

Article 31 If the owner violates the provisions with respect to the use, maintenance and management of the property in this Temporary Convention, obstructs the normal use of the property or causes damage and other losses to the property, other owners and the property management enterprise may institute a lawsuit with the people’s court in accordance with this Temporary Convention.

Article 32 If the owner violates the provisions with respect to the common interests of owners in this Temporary Convention, thus damaging the common interests of all the owners, other owners and the property management enterprise may institute a lawsuit with the people’s court in accordance with this Temporary Convention.

Article 33 If the construction entity fails to perform the obligations under this Temporary Convention, the owners and the property management enterprise may make complaint with relevant administration authority or institute a lawsuit with the people’s court in accordance with this Temporary Convention.

Chapter 7 Supplementary Provisions

Article 34 The proprietary part of the property mentioned in this Temporary Convention refers to the house, space, place and relevant facilities and equipment which are independently and exclusively used by single owner.

The common parts, facilities and equipment of the property mentioned in this Temporary Convention refer to the houses, space, place and relevant facilities and equipment within the property management area that are outside the proprietary parts of single owners and jointly owned or used by multiple or all owners.

Article 35 When the owner transfers or leases out the property, it shall give a prior written notice to the property management enterprise and request the property’s successor to sign the letter of undertaking of this Temporary Convention or the tenant undertakes to comply with this Temporary Convention in the lease contract.

Article 36 One copy of this Temporary Convention is held by the construction entity, one by the property management enterprise and one by each owner.

Article 37 This Temporary Convention shall become effective as of the date when the first property buyer makes its undertaking until the day when the Owners’ Convention formulated by the owners’ congress become effective.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[Seal: Beijing Perfect World Software Co., Ltd.]
Execution Date: March 19, 2008	Execution Date: March 19, 2008

Letter of Undertaking

I am a buyer of Jiaming Park F Area (Tongcheng International) (hereinafter referred to as the “Property”). In order to safeguard the common interests of all the owners within this property management area, I hereby state that:

1. I confirm that I have carefully read the Owners’ Temporary Convention of Jiaming Park F Area (Tongcheng International) (hereinafter referred to as “this Temporary Convention”) formulated by Beijing Jiaming Real Estate Development Co., Ltd.;

2. I agree to comply with, and advocate other owners and property users to comply with, this Temporary Convention;

3. I agree to undertake the responsibility for the violation of this Temporary Convention and further agree to undertake the joint responsibility for the violation of this Temporary Convention by the user of the Property;

4. I agree to obtain the letter of undertaking of this Temporary Convention signed by the successor of the Property when transferring the Property and deliver it to the construction entity or the property management enterprise. Before the construction entity or the property management enterprise receives the letter of undertaking signed by the successor of the Property, this undertaking shall continue to be effective.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[Seal: Beijing Perfect World Software Co., Ltd.]
Execution Date: March 19, 2008	Execution Date: March 19, 2008

Supplementary Agreement

Party A: Beijing Jiaming Real Estate Development Co., Ltd. (“Seller”)

Party B: Beijing Perfect World Software Co., Ltd. (“Buyer”)

WHEREAS, Party A and Party B have entered into the Beijing Presale Contract for Commercial Housing (hereinafter referred to as “Presale Contract”) with respect to the presale of the No. 6-9 buildings and No. 1garage of No. F Area of Jiaming Park developed by Party A (hereinafter referred to as the “Property”) as of March 19, 2008;

NOW, THEREFORE, Party A and Party B, through friendly consultation, hereby enter into this Supplementary Agreement regarding the matters not covered in the “Presale Contract.”

I. Supplementary provision about Article 3 “Basic Information” of the “Presale Contract”

Considering that the Property has been completed and the layout of No. 6 and No. 8 building has been divided, Party A will not change the layout. Therefore, both parties agree that the Property is handed over on an AS IS basis and the attached drawings in the “Presale Contract” are not taken as the handover standard.

II. Supplementary provision about Article 5 “Pricing and Price” of the “Presale Contract”

Method and term of payment are subject to the provisions of the “Letter of Intent” and its supplementary agreement signed by Party A and Party B on February 29, 2008.

III. Supplementary provision about Article 12 “Undertakings about Municipal Infrastructures and Other Facilities” of the “Presale Contract”

Party A guarantees to provide that between the handover on April 30, 2008 and December 30, 2008, the temporary water and power supplies before formal municipal water and power supplies are reached to meet Party B’s decoration needs. If the fee standards of temporary water and power supplies are higher than the formal water and power fee standards, the expenses arising from such difference shall be borne by Party A.

IV. Supplementary provision about Article 14 “Handling of Area Difference” of the “Presale Contract”

No area error settlement is made for the floor areas of single houses of the Property, but settlement is made on the basis of the total aboveground floor area of each of No. 6, No. 7, No. 8 and No. 9 buildings. If the absolute value of the error ratio of floor area is within 3% (including 3%), both parties will not make area settlement. If the absolute value of the error ratio of floor area exceeds 3% and actually measured floor area is bigger than preliminarily measured floor area, the house price for the portion in excess of 3% shall be borne by Party A and property right shall be owned by Party B. If actually measured floor area is smaller than the floor area specified in the contract, the house price for the portion in excess of 3% shall be refunded by Party A to Party B on a double basis. No. 1 garage and underground 1F non-flammable goods storeroom of No. 8 building do not apply to this article. Their property right area is subject to actually measured area and no house price settlement will be made with respect to area error.

V. Supplementary provision about special maintenance fund and deed tax

Party A and Party B shall jointly pay the special maintenance fund and deed tax to the relevant institutions upon notice to Party B by Party A.

VI. House warranty responsibility

Both parties shall enter into the “Warranty Agreement” after the signing of the “Presale Contract” and before April 15, 2008.

VII. Supplementary provision about Article 24 “Prophase Property Service” of the “Presale Contract”

The property management enterprise and the property management fee specified in the “Presale Contract” are temporarily agreed upon by Party A and Party B. Both parties will not be bound by this provision after the signing of the “Presale Contract”. Party B is entitled to select another property management enterprise or negotiate the standard of property management fee with Party A.

VIII. Supplementary provision about the termination of the “Presale Contract”

In the event that either party exercises the right of termination pursuant to the provisions of the Presale Contract for whatever reason, both parties agree to complete sales deregistration procedures within 10 days after such termination. Where sales deregistration procedures are delayed due to Party B’s fault, Party A is entitled to postpone the refunding of the house price and Party B shall pay to Party A the penalty at a daily rate of 0.02% of the already paid house price until sales deregistration procedures are completed.

IX. Provision about “Service of Notices” in the “Presale Contract”

1. Written notices between both parties shall be deemed received: (1) if by fax, on the day of transmission; (2) if by registered mail, on the seventh day after mailing; (3) if by EMS, on the third day after mailing; and (4) if by hand delivery, on the day of delivery.

2. When the said written notices are delivered to the correspondence address and/or acting recipient’s address provided by the other party at the conclusion of the Presale Contract at a later date, notices are deemed effectively served. If Party B does not provide the correspondence address and/or acting recipient’s address to Party A as above, or Party B fails to timely notify Party A after its correspondence address changes, or its notice is delayed in the course of mailing, Party A shall not undertake the responsibility for delayed notice or delayed handover thus incurred.

X. Provision about the cable TV port fee

Party B agrees to pay cable TV port opening fee to Party A when occupation and handover procedures are handled. If additional cable TV ports are needed, Party B shall pay to Party A additional cable TV port installation fee. The fee standard is subject to the fee standard of the relevant department.

XI. Miscellaneous

1.	This Supplementary Agreement forms an integral and indivisible part of the “Presale Contract” and has the same legal effect as the “Presale Contract”. In the event of any discrepancy between the “Presale Contract” and this Supplementary Agreement, the latter shall prevail.

2.	This Supplementary Agreement is executed in quadruplicate, two copies for each party hereto, and shall become effective as of the date when it is signed and sealed by both parties.

Seller: Beijing Jiaming Real Estate Development Co., Ltd.	Buyer: Beijing Perfect World Software Co., Ltd.
[Seal: Beijing Jiaming Real Estate Development Co., Ltd.]	[Seal: Beijing Perfect World Software Co., Ltd.]
Execution Date: March 19, 2008	Execution Date: March 19, 2008